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                     AMENDED AND RESTATED 1989 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN


  1. Purpose. This Non-Qualified Stock Option Plan, known as the Amended and Restated 1989 Non-Employee Director Stock Option Plan (hereinafter, the "Plan"), is intended to promote the interests of Universal Health Services, Inc. (hereinafter, the "Company") by facilitating its ability to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

  2. Rights to be Granted. Under the Plan, options are granted that give an Optionee the right for a specified time period to purchase a specified number of shares of Class B Common Stock, par value $0.01, of the Company ("Shares"). The option price is determined in each instance in accordance with the terms of the Plan.

  3. Available Shares. The total number of Shares for which options may be granted shall not exceed twenty five thousand (25,000) shares subject to adjustment in accordance with Section 13 hereof. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before excercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the option pool and continue to be available for grant under the Plan.

   4. Administration. The Plan shall be administered by the members of the Board of Directors who are not eligible to participate in the Plan, and all references herein to a Committee shall thereby be deemed to refer to such members of the Board of Directors. The Committee shall, subject to the provisions of the Plan and Section 14 hereof in particular, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

   5. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Board, which Agreement shall be duly executed and delivered on behalf of the Company and by the Optionee to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.

  6. Eligibility and Limitations. Options may be granted pursuant to the Plan only to non-employee members of the Board of Directors of the Company who are not officers of the Company and only on one occasion with respect to any such member. No options granted under the Plan shall confer upon any director the right to continue as a director of the Company or affect the right of the stockholders of the Company to remove any director in accordance with the Company's Restated Certificate of Incorporation and Delaware law.


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   7. Option Price. The purchase price of the stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 13 hereof. For purposes of the Plan, the fair market value of a share of Class B Common Stock on any day shall be the last reported sales price of such share on the last day preceding the date the option is granted as listed on the New York Stock Exchange, or if there were no such trades on such day the last reported sales price of such share on the New York Stock Exchange on the last preceding day on which it was traded.

  8. Automatic Grant of Options. Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company serving on the date of the approval of the Amendment of the Plan by the Board of Directors is automatically granted on such approval date without further action by the Board an option to purchase two thousand five hundred (2,500) shares of the Company's Class B Common Stock. Each person who is first elected to the Board of Directors after the date of approval of the Amendment of the Plan by the Board of Directors and who is at that time neither an employee nor an officer of the Company shall be automatically granted, without further action by the Board of Directors, an option to purchase two thousand five hundred (2,500) shares of the Company's Class B Common Stock.

   9. Period of Option. The options granted hereunder shall expire on a date which is five (5) years after the date of grant of the options and the Plan shall terminate when all options granted hereunder have terminated.

   10. Exercise of Option. Subject to the terms and conditions of the Plan and the Option Agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Secretary, Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Upon notification from the Company, the Transfer Agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the Optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

  11. Vesting of Shares and Non-Transferability of Options.

     (a) Vesting. Options granted under the Plan shall vest in the Optionee and thus become exercisable at the rate of 25% per year, commencing one year after the date of grant.

     The shares subject to this option as to which this option may at any particular time not be exercised pursuant to this subsection (a) are referred to herein as the "Unvested Shares".

     The number of shares as to which the option may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in the Plan.

     (b) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     (c) Non-Transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him.

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  12. Termination of Option Rights.

     (a) In the event an Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then-unexercised option granted to such Optionee shall, to the extent not then exercisable, immediately terminate and become void, and any option which is then exercisable but has not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised, to the extent it is then exercisable, by the Optionee within a period of ten (10) days following such time the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

     (b) In the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such Optionee shall be immediately and automatically accelerated and become fully vested and any unexercised option shall be exercisable by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one year after the date the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

  13. Adjustments Upon Changes in Capitalization and Other Matters. In the event that the outstanding shares of the Class B Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a stock split, combination of shares or dividends payable in capital stock, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per shares.
In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's Class B Common Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options granted under the Plan with comparable options to purchase stock of such other corporation or to provide for immediate maturity of all outstanding options, with all options not being exercised within the time period specified by the Board of Directors being terminated.

  If an option hereunder shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary therefor shall be considered for purposes of an option to be membership on the Board of Directors of the Company.

  14. Termination and Amendment of Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.

  15. Non-Staturory Plan. The options granted hereunder are not intended to qualify as "incentive stock options" complying with Section 422A of the Internal Revenue Code of 1986, as amended.